PREPARED BY AND RETURN TO:
DLA Piper Rudnick Gray Cary US LLP
101 E. Kennedy Boulevard, Suite 2000
Tampa, Florida 33602
Attention: Scott P. Andrew, Esquire
RENEWED, AMENDED AND RESTATED
MORTGAGE AND SECURITY AGREEMENT
     THIS RENEWED, AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT (“Mortgage”), is executed and delivered as of August 11, 2005, by and between SUN HYDRAULICS CORPORATION, a Florida corporation, having an address at 1500 West University Parkway, Sarasota, Florida 34243 (“Mortgagor”), and FIFTH THIRD BANK, a Michigan banking corporation, having an office at 4401 W. Kennedy Boulevard, Suite 300, Tampa, Florida 33609 (“Mortgagee”).
W I T N E S S E T H:
NOTICE TO CLERK: NOTWITHSTANDING THE AMOUNT OF THE LOAN, THE TOTAL PRINCIPAL AMOUNT OF OBLIGATIONS SECURED BY FLORIDA PROPERTY UNDER THIS MORTGAGE IS $14,000,000.00.
NOTICE TO CLERK: THIS RENEWED, AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT ENCUMBERS REAL PROPERTY LOCATED IN MANATEE COUNTY, FLORIDA AND, TOGETHER WITH A RENEWED, AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT RECORDED IN SARASOTA COUNTY, FLORIDA, IS SECURITY FOR A LOAN IN THE AMOUNT OF $35,000,000.00, (THE “LOAN”) EVIDENCED BY THAT CERTAIN RENEWAL AND FUTURE ADVANCE REVOLVING LINE OF CREDIT PROMISSORY NOTE OF EVEN DATE HEREWITH. THIS RENEWAL AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT RENEWS, RESTATES AND AMENDS IN ITS ENTIRETY THAT CERTAIN MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS AND LEASES (THE “PRIOR MORTGAGE”) DATED JULY 23, 2003, RECORDED IN OFFICIAL RECORDS BOOK 1849, PAGE 741, OF THE PUBLIC RECORDS OF MANATEE COUNTY, FLORIDA (THE “MANATEE PUBLIC RECORDS”), AND RECORDED IN OFFICIAL INSTRUMENT NO. 2003148402, OF THE PUBLIC RECORDS OF SARASOTA COUNTY, FLORIDA. THE PRIOR MORTGAGE SECURED TOTAL PRINCIPAL OBLIGATIONS OF $11,000,000.00. FLORIDA DOCUMENTARY STAMP TAX AND NON-RECURRING INTANGIBLE TAX WERE PAID ON THE OBLIGATIONS SECURED BY THE PRIOR MORTGAGE UPON RECORDATION OF SUCH PRIOR MORTGAGE IN THE MANATEE PUBLIC RECORDS. FLORIDA DOCUMENTARY STAMP TAX IN THE AMOUNT OF $14,352.80 AND NON-RECURRING INTANGIBLE TAX IN THE AMOUNT OF $8,201.45 IN CONNECTION WITH THE LOAN, ARE BEING PAID ON THE ADDITIONAL OBLIGATIONS SECURED HEREBY UPON RECORDATION OF THIS MORTGAGE IN THE MANATEE PUBLIC RECORDS.

     That in consideration of the premises and in order to secure the payment of both the principal of and interest, and any other sums payable, on the Note (as hereinafter defined), and this Mortgage and the performance and observance of all of the provisions hereof and of said Note, Mortgagor hereby grants, sells, warrants, aliens, remises, releases, conveys, assigns, transfers, mortgages and sets over and confirms unto Mortgagee, all of Mortgagor’s estate, right, title and interest in, to and under all that certain real property (the “Property”) situated in Manatee County, Florida and Sarasota County, Florida, more particularly described on Exhibit “A” attached hereto and by this reference incorporated herein.
     TOGETHER WITH all improvements now or hereafter located on said Property and all fixtures, appliances, apparatus, equipment, heating and air conditioning equipment, machinery and articles of personal property and replacements thereof (other than those owned by any lessees of said Property) now or hereafter affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, occupancy, or operation of said Property, all licenses and permits used or required in connection with the use of said Property, all leases of said Property now or hereafter entered into and all right, title and interest of Mortgagor thereunder, including without limitation, cash or securities deposited thereunder pursuant to said leases, and all rents, issues, proceeds, and profits accruing from said Property and together with all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including without limitation, proceeds of insurance and condemnation awards (the foregoing said Property, tangible and intangible personal property hereinafter referred to as the “Mortgaged Property”). Mortgagor hereby grants to Mortgagee a security interest in the foregoing described tangible and intangible personal property.
     TO HAVE AND TO HOLD the Mortgaged Property, together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining and the reversion and reversions thereof and all the estate, right, title, interest, homestead, dower and right of dower, separate estate, possession, claim and demand whatsoever, in law and in equity, of Mortgagor and unto the same, and every part thereof, with the appurtenances of Mortgagor in and to the same, and every part and parcel thereof unto Mortgagee.
     Mortgagor warrants that Mortgagor has a good and marketable title to an indefeasible fee estate in the Mortgaged Property subject to no lien, charge or encumbrance except such as Mortgagee has agreed to accept in writing and Mortgagor covenants that this Mortgage is and will remain a valid and enforceable first mortgage on the Mortgaged Property subject only to the exceptions herein provided. Mortgagor has full power and lawful authority to mortgage the Mortgaged Property in the manner and form herein done or intended to be done or intended hereafter to be done. Mortgagor will preserve such title and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever.
     Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time require in order to preserve the priority of the lien of this Mortgage or to facilitate the performance of the terms hereof.
     PROVIDED, HOWEVER, that if Mortgagor shall pay to Mortgagee and satisfy: (i) the indebtedness in the principal sum of $35,000,000.00 as evidenced by that certain Renewal and Future Advance Revolving Line of Credit Promissory Note of even date herewith, or any renewal or replacement thereof (the “Note”), executed by Mortgagor and payable to the order of Mortgagee, with interest and upon the terms as provided therein; and (ii) all other sums advanced by Mortgagee to or on behalf of Mortgagor pursuant to the Note or this Mortgage, which Note contains provisions for payment of costs of collection including attorneys’ fees, in the Event of Default, as described herein, waives presentment for payment, notice of nonpayment, protest and notice of protest, and consents to the extension from time to time of the time of payment without notice, and all of the terms of which Note are hereby incorporated by reference and made a part hereof, and of any renewal, extension or modification, thereof and of this Mortgage, then this Mortgage and the estate hereby created shall cease and terminate.
     Mortgagor further covenants and agrees with Mortgagee as follows:
     1. To pay all sums, including interest secured hereby when due, as provided for in the Note and any renewal, extension or modification thereof and in this Mortgage, all such sums to be payable in lawful money of the United States of America at Mortgagee’s aforesaid office, or at such other place as Mortgagee may designate in writing.
     2. To pay when due, and without requiring any notice from Mortgagee, all taxes, assessments of any type or nature and other charges levied or assessed against the Mortgaged Property or this Mortgage and produce receipts therefor upon demand. To immediately pay and discharge any claim, lien or encumbrance against the Mortgaged Property which may be or become superior to this Mortgage and to permit no Event of Default or delinquency on any other lien, encumbrance or charge against the Mortgaged Property.
     3. If required by Mortgagee, to also make monthly deposits with Mortgagee, in a non-interest bearing account, together with and in addition to interest and principal, of a sum equal to one-twelfth of the yearly taxes and assessments which may be levied against the Mortgaged Property, and (if so required) one-twelfth of the yearly premiums for insurance thereon. The amount of such taxes, assessments and premiums, when unknown, shall be estimated by Mortgagee. Such deposits shall be used by Mortgagee to pay such taxes, assessments and premiums when due. Any insufficiency of such account to pay such charges when due shall be paid by Mortgagor to Mortgagee on demand. If, by reason of any default by Mortgagor under any provision of this Mortgage, Mortgagee declares all sums secured hereby to be due and payable, Mortgagee may then apply any funds in said account against the entire indebtedness secured hereby. The enforceability of the covenants, relating to taxes, assessments and insurance premiums herein otherwise provided shall not be affected except insofar as those obligations have been met by compliance with this paragraph. Mortgagee may from time to time at its option waive, and after any such waiver reinstate, any of all provisions hereof requiring such deposits, by notice to Mortgagor in writing. While any such waiver is in effect, Mortgagor shall pay taxes, assessments and insurance premiums as herein elsewhere provided.

     4. To promptly pay all taxes and assessments assessed or levied under and by virtue of any state, federal, or municipal law or regulation hereafter passed, against Mortgagee upon this Mortgage or the debt hereby secured, or upon its interest under this Mortgage, provided however, that the total amount so paid for any such taxes pursuant to this paragraph together with the interest payable on said indebtedness shall not exceed the highest lawful rate of interest in Florida and provided further that in the event of the passage of any such law or regulation imposing a tax or assessment against Mortgagee upon this Mortgage or the debt secured hereby, that the entire indebtedness secured by this Mortgage shall thereupon become immediately due and payable at the option of Mortgagee.
     5. To keep the Mortgaged Property insured against loss or damage by fire, and all perils insured against by an extended coverage endorsement, and such other risks and perils as Mortgagee in its reasonable discretion may require. The policy or policies of such insurance shall be in the form in general use from time to time in the locality in which the Mortgaged Property is situated, shall be in such amount as Mortgagee may reasonably require, shall be issued by a company or companies approved by Mortgagee, and shall contain a standard mortgagee clause with loss payable to Mortgagee. Whenever required by Mortgagee, such policies shall be delivered immediately to and held by Mortgagee. Upon exercise of the power of sale given in this Mortgage or other acquisition of the Mortgaged Property or any part thereof by Mortgagee, such policies shall become the absolute property of Mortgagee.
     6. To first obtain the written consent of Mortgagee, such consent not to be unreasonably withheld, before (a) removing or demolishing any building now or hereafter erected on the premises, (b) altering the arrangement, design or structural character thereof, (c) making any repairs which involve the removal of structural parts or the exposure of the interior of such building to the elements, (d) cutting or removing or permitting the cutting and removal of any trees or timber on the Mortgaged Property, if such cutting or removal requires a permit or license under applicable laws, regulations or ordinances, (e) removing or exchanging any tangible personal property which is part of the Mortgaged Property except in the ordinary course of business, or (f) entering into or modifying any leases of the Mortgaged Property, except in the ordinary course of business, or (g) encumbering, selling or otherwise disposing of the Mortgaged Property or any substantial part thereof.
     7. To maintain the Mortgaged Property in good condition and repair, including but not limited to the making of such repairs as Mortgagee may from time to time determine to be necessary for the preservation of the Mortgaged Property and to not commit or permit any material waste thereof, and Mortgagee shall have the right to inspect the Mortgaged Property on reasonable notice to Mortgagor.
     8. To comply with all laws, ordinances, regulations, covenants, conditions and restrictions affecting the Mortgaged Property, and not to suffer or permit any violation thereof.
     9. If Mortgagor fails to pay or discharge any claim, lien or encumbrance which is superior to this Mortgage, or when due, any tax or assessment or insurance premium, or to keep the Mortgaged Property in repair, or shall commit or permit material waste, or if there be commenced any action or proceeding affecting the Mortgaged Property or the title thereto, or the interest of Mortgagee therein, including, but not limited to, eminent domain and bankruptcy or reorganization proceedings, then Mortgagee, at its option, may pay said claim, lien, encumbrance, tax, assessment or premium, with right of subrogation thereunder, may make such repairs and take such steps as it deems advisable to prevent or cure such material waste, and may appear in any such action or proceeding and retain counsel therein, and take such action therein as Mortgagee deems advisable, and for any of such purposes Mortgagee may advance such sums of money, including all costs, reasonable attorneys’ fees and other items of expense as it deems necessary. Mortgagee shall be the sole judge of the legality, validity and priority of any such claim, lien, encumbrance, tax, assessment and premium and of the amount necessary to be paid in satisfaction thereof. Mortgagee shall not be held accountable for any delay in making any such payment, which delay may result in any additional interest, costs, charges, expenses or otherwise. All sums which may be advanced by Mortgagee pursuant to this paragraph shall be secured by the lien of this Mortgage and shall bear interest at the rate provided herein.
     10. Mortgagor will pay to Mortgagee, immediately and without demand, all sums of money advanced by Mortgagee to protect the security hereof pursuant to this Mortgage, including all costs, reasonable attorney’s fees and other items of expense, together with interest on each such advancement at the default rate of interest set forth in the Note, and all such sums and interest thereon shall be secured hereby.
     11. If an Event of Default shall occur in payment of any installment of principal or interest of the Note or any part thereof when due, subject to any applicable grace period, or in payment, when due, or any other sum secured hereby, or in performance of any of Mortgagor’s obligations, covenants or agreements hereunder, subject to any applicable grace period, all of the indebtedness secured hereby shall become and be immediately due and payable at the option of Mortgagee, without notice or demand which are hereby expressly waived, in which event Mortgagee may avail itself of all rights and remedies, at law or in equity, and this Mortgage may be foreclosed with all rights and remedies afforded by the laws of Florida and Mortgagor shall pay all costs, charges and expenses thereof, including a reasonable attorney’s fee, including all such costs, expenses and attorney’s fees for any retrial, rehearing or appeals. The indebtedness secured hereby shall bear interest at the default rate set forth in the Note from and after the date of any such Event of Default of Mortgagor. If the Note provides for installment payments, the Mortgagee may, at its option, collect a late charge as may be provided for in the Note, to reimburse the Mortgagee for expenses in collecting and servicing such installment payments.
     12. If an Event of Default shall occur in payment, when due, of any indebtedness secured hereby, or in performance of any of Mortgagor’s obligations, covenants or agreement hereunder and provided that no law is broken and subject to the right of the tenant under the Lease:
          (a) Mortgagee is authorized at any time, without notice, in its sole discretion to enter upon and take possession of the Mortgaged Property or any part thereof, to perform any acts Mortgagee deems necessary or proper to conserve the security and to collect and receive all rents, issues and profits thereof, including those past due as well as those accruing thereafter; and
          (b) Mortgagee shall be entitled, as a matter of strict right, without notice and ex parte, and without regard to the value or occupancy of the security, or the solvency of Mortgagor, or the adequacy of the Mortgaged Property as security for the Note, to have a receiver appointed to enter upon and take possession of the Mortgaged Property, collect the rents and profits therefrom and apply the same as the court may direct, such receiver to have all the rights and powers permitted under the laws of Florida.
     In either such case, Mortgagee or the receiver may also take possession of, and for these purposes use, any and all personal property which is a part of the Mortgaged Property and used by Mortgagor in the rental or leasing thereof or any part thereof. The expense (including receiver’s fees, counsel fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured hereby. Mortgagee shall (after payment of all costs and expenses incurred) apply such rents, issues and profits received by it on the indebtedness secured hereby in such order as Mortgagee determines. The right to enter and take possession of the Mortgaged Property, to manage and operate the same, and to collect the rents, issues and profits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law, and may be exercised concurrently therewith or independently thereof. Mortgagee shall be liable to account only for such rents, issues and profits actually received by Mortgagee.
     13. If the indebtedness secured hereby is now or hereafter further secured by chattel mortgages, security interests, financing statements, pledges, contracts of guaranty, assignments of leases, or other securities, or if the Mortgaged Property hereby encumbered consists of more than one parcel of real property, Mortgagee may at its option exhaust any one or more of said securities and security hereunder, or such parcels of the security hereunder, either concurrently or independently, and in such order as it-may determine.
     14. This Mortgage shall secure not only existing indebtedness, but also such future advances, whether such advances are obligatory or to be made at the option of Mortgagee, or otherwise, as are made within twenty (20) years from the date hereof, to the same extent as if such future advances were made on the date of the execution of this Mortgage, but such secured indebtedness shall not exceed at any time the maximum principal amount of two times the amount of the Note, plus interest, and any disbursements made for the payment of taxes, levies or insurance, on the Mortgaged Property, with interest on such disbursements. Any such future advances, whether obligatory or to be made at the option of the Mortgagee, or otherwise, may be made either prior to or after the due date of the Note or any other notes secured by this Mortgage. This Mortgage is given for the specific purpose of securing any and all indebtedness by the Mortgagor to Mortgagee (but in no event shall the secured indebtedness exceed at any time the maximum principal amount set forth in this paragraph) in whatever manner this indebtedness may be evidenced or represented, until this Mortgage is satisfied of record. All covenants and agreements contained in this Mortgage shall be applicable to all further advances made by Mortgagee to Mortgagor under this future advance clause.
     15. No delay by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any Event of Default hereunder. No waiver by Mortgagee of any Event of Default shall constitute a waiver of or consent to subsequent Events of Defaults. No failure of Mortgagee to exercise any option herein given to accelerate maturity of the debt hereby secured, no forbearance by Mortgagee before or after the exercise of such option and no withdrawal or abandonment of foreclosure proceedings by Mortgagee shall be taken or construed as a waiver of its right to exercise such option or to accelerate the maturity of the debt hereby secured by reason of any past, present or future Event of Default on the part of Mortgagor; and, in like manner, the procurement of insurance or the payment of taxes or other liens or charges by Mortgagee shall not be taken or construed as a waiver of its right to accelerate the maturity of the debt hereby secured.
     16. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of any indebtedness secured hereby or for performance of any obligation contained herein, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time and from time to time, either before or after the maturity of said note, and without notice or consent:
          (a) Release any person liable for payment of all or any part of the indebtedness or for performance of any obligation.
          (b) Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof.
          (c) Exercise or refrain from exercising or waive any right Mortgagee may have.
          (d) Accept additional security of any kind.
          (e) Release or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the Mortgaged Property.
     17. Any agreement herewith made by Mortgagor and Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.
     18. If the Mortgaged Property or any material part thereof is damaged or destroyed by fire, by condemnation, or any other cause, Mortgagor will give immediate written notice of the same to Mortgagee. In the event that any portion or portions of the Mortgaged Property are damaged or destroyed by fire or by any other casualty or are taken through any condemnation proceeding, and such damage, destruction or taking results in the need for repair, rebuilding, or restoration work to be performed on the Mortgaged Property (such repair, rebuilding, or restoration is referred to herein as the “Work”), Mortgagee shall allow Mortgagor to use the amount by which the proceeds of all insurance policies or condemnation awards collected with respect to such damage or destruction (except such amounts as are attributable to a loss of rents) exceed the cost, if any, to Mortgagee for the recovery of such proceeds (said net amount is defined herein as the “Reconstruction Funds”), to perform the Work, so long as the following conditions have been met:

          (a) No default exists hereunder, under the Note, or under the documents given as security for the Note (the “Loan Documents”) which remains uncured after the expiration of any applicable grace periods;
          (b) Mortgagor shall have delivered evidence satisfactory to Mortgagee that the improvements may be reconstructed in accordance with all applicable zoning and building codes, and all rules, regulations, and ordinances of all applicable governmental authorities and that, upon completion of the Work, the condition of the improvements will be at least equal in value and general utility to that which existed immediately prior to such casualty or condemnation;
          (c) Mortgagor shall have delivered evidence satisfactory to Mortgagee that sufficient funds, including the Reconstruction Funds, are available to perform the Work and that the Work is capable of completion prior to the then effective maturity date of the Note;
          (d) Mortgagor shall have delivered evidence satisfactory to Mortgagee that business interruption or income insurance proceeds payable to Mortgagor as a result of the damage or destruction or income from the Mortgaged Property, or that sources other than the Reconstruction Funds are sufficient to cover payments of debt service, costs, and expenses on the Note during the period the Work is to be performed; and
          (e) Mortgagee shall be satisfied that it will not incur any liability to Mortgagor as a result of such use or release of insurance proceeds.
          In the event that the conditions set forth above are satisfied, Mortgagee shall make the Reconstruction Funds available to Mortgagor for the Work only under the following procedures, terms, and conditions:
          (a) Mortgagor shall execute and deliver to Mortgagee a copy of a contract with a licensed contractor acceptable to Mortgagee setting forth a fixed price for the Work and a completion date acceptable to Mortgagee.
          (b) Mortgagor shall demonstrate to Mortgagee that the Reconstruction Funds are at least equal to the fixed price of the Work as set forth in said contract or shall deposit with Mortgagee funds in the amount by which such fixed price exceeds the Reconstruction Funds;
          (c) The Work shall be supervised by an architect or engineer and performed in accordance with plans and specifications prepared by such architect or engineer and approved by Mortgagee.
          (d) The Reconstruction Funds, plus any additional funds deposited by Mortgagor, shall be received and held by Mortgagee and disbursed in accordance with terms and conditions used by Bank in connection with the Mortgagee’s customary practice in disbursing construction loan proceeds, and Mortgagor shall reimburse Mortgagee for costs and expenses incurred in connection with such disbursements;

          (e) Upon completion of and final payment for the Work, any remaining Reconstruction Funds shall, at the option of Mortgagee, be applied to the Note in such order as Mortgagee shall elect or paid over to Mortgagor; provided, however, that in either event any remaining additional funds deposited by Mortgagor for excess costs shall be refunded to Mortgagor; and
          (f) Mortgagor shall otherwise comply with the terms and conditions of this Mortgage and the Loan Documents.
     In the event any one or more of the conditions set forth above are not satisfied, Mortgagee may elect, in its sole discretion, to apply the Reconstruction Funds against the balance of the Note, whether or not due, in such manner as Mortgagee shall elect.
     If a default shall occur hereunder which is not cured within any applicable cure period, or if Mortgagor shall fail diligently to pursue and complete the Work, Mortgagee may, in its sole discretion, apply any undisbursed Reconstruction Funds against the balance due under the Note, whether or not due, in such manner as Mortgagor shall elect. Any Reconstruction Funds applied to reduce the principal balance on the Note shall not be considered a prepayment entitling Mortgagee to prepayment compensation.
     19. In the event of any condemnation proceedings related to any of the Mortgaged Property, Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the sale in the amount in which the same shall be paid. In any such condemnation proceedings, Mortgagee may be represented by counsel selected by Mortgagee.
     20. Mortgagor represents and warrants that if a corporation, it is duly organized and validly existing, in good standing under the laws of the state of its incorporation, has stock outstanding which has been duly and validly issued, and is qualified to do business and is in good standing in the State of Florida, with full power and authority to consummate the loan contemplated hereby; and, if a partnership, it is formed and validly existing, and is fully qualified to do business in the State of Florida; with full power and authority to consummate the loan contemplated hereby.
     21. In the event any one or more of the provisions contained in this Mortgage or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall, at the option of the Mortgagee, not affect any other provisions of this Mortgage, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. The total interest payable pursuant to the Note or this Mortgage shall not in any one year exceed the highest lawful rate of interest provided by law.
     22. The covenants and agreements herein contained shall bind and the benefits and advantages shall inure to the respective successors and assigns of the parties hereto. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. All covenants, agreements and undertakings shall be joint and several.
     23. The loan represented by this Mortgage and the Note is personal to the Mortgagor and the Mortgagee made the loan to the Mortgagor based upon the credit of the Mortgagor and the Mortgagee’s judgment of the ability of the Mortgagor to repay all sums due under this Mortgage, and therefore this Mortgage may not be assumed by any subsequent holder of an interest in the Mortgaged Property. If all or any part of the Property or any legal or equitable interest therein is sold, transferred or conveyed other than leases in normal course of business, by Mortgagor without the Mortgagee’s prior written consent, all sums secured by this Mortgage shall be immediately due and payable and Mortgagee may exercise all of the rights and remedies provided in this Mortgage and the Note secured hereby. The sale, transfer or conveyance of any part of the Property or any legal or equitable interest therein shall be conclusively and irrefutably presumed to jeopardize the security and collateral of Mortgagee and as consideration for the making of the loan secured by this Mortgage, Mortgagor agrees that in any court proceeding brought to enforce the provisions of this paragraph Mortgagor shall waive any legal or equitable defenses that would preclude enforcement of this paragraph, including but without limitation, that the transfer of the Property has not resulted in an impairment to Mortgagee’s security or that this paragraph constitutes an unreasonable restraint or alienation.
     24. The Mortgagor agrees to have no second mortgage or secondary or supplementary financing and no other lien, charge, or security interest upon or affecting any of the Mortgaged Property (real or personal, tangible or intangible) in which Mortgagee has a security interest.
     25. It is agreed that if any of the Property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a Security Agreement and Mortgagor agrees to join with the Mortgagee in the execution of any financing statements and to execute any other instruments that may be required for the perfection or renewal of such security interest under the Uniform Commercial Code.
     26. Mortgagor represents and warrants to Mortgagee, and Mortgagee specifically relies on such representations and warranties as follows:
          (a) Environmental condition of Property; Indemnification. Mortgagor warrants and represents to the best of its knowledge to Mortgagee after appropriate inquiry and investigation that: i) while the Mortgagee has any interest in or lien on the Property, the Property described herein is and at all times hereafter will continue to be in compliance, in all material respects, with all federal, state and local environmental laws and regulations, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), Public Law No. 96-510, 94 Stat. 2767, 42 USC 9601 et sea, and the Superfund Amendments and Reauthorization Act of 1986 (SARA), Public Law No. 99-499, 100 Stat. 1613, and ii) (1) as of the date hereof there are no hazardous materials, substances, wastes or other environmentally regulated substances (including without limitation, any materials containing asbestos) located on, in or under the Property or used in connection therewith, or (2) Mortgagor has fully disclosed to Mortgagee in writing, in the Material Disclosure Safety Sheets previously provided to Mortgagee, the existence, extent and nature of any such hazardous materials, substances, wastes or other environmentally regulated substances, which Mortgagor is legally authorized and empowered to maintain on, in or under the Property or use in connection therewith, and Mortgagor has obtained and will maintain all licenses, permits and approvals required with respect thereto, and is in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals. Mortgagor further warrants and represents that it will promptly notify Mortgagee of any change in the nature or extent of any hazardous materials, substances or wastes maintained on, in or under the Property or used in connection therewith, and will transmit to Mortgagee copies of any citations, orders, notices or other material governmental or other communication received with respect to any other hazardous materials, substances, wastes or other environmentally regulated substances affecting the Property.
          Mortgagor shall indemnify and hold Mortgagee harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs), judgments and expenses (including attorneys’, consultants’ or experts’ fees and expenses) of every kind and nature suffered by or asserted against Mortgagee as a direct or indirect result of any warranty or representation made by Mortgagor in the preceding paragraph being false or untrue in any material respect or any requirement under any law, regulation or ordinance, local, state or federal, which requires the elimination or removal of any hazardous materials, substances, wastes or other environmentally regulated substances.
          Mortgagor’s obligations hereunder shall not be limited to any extent by the term of the Note secured hereby, and, as to any act or occurrence prior to payment in full and satisfaction of said Note which gives rise to liability hereunder, shall continue, survive and remain in full force and effect notwithstanding payment in full and satisfaction of said Note and this Mortgage or foreclosure under this Mortgage, or delivery of a deed in lieu of foreclosure.
          (b) Mortgagor has duly executed and delivered this Mortgage and each other document required to be delivered by it pursuant hereto and this Mortgage and each such other document constitutes a valid and binding obligation of Mortgagor enforceable in accordance with its terms.
          (c) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against or affecting Mortgagor at law or in equity or before or by any governmental department, commission, board or agency which might have any materially adverse effect on its ability to carry on its operations as presently conducted or to perform its obligations under this Mortgage, any of the other documents required to be delivered hereunder, any Agreement to which it is a party or by which it is bound.
          (d) Mortgagor is not a party to any agreement or instrument or subject to any corporate restriction or any judgment, order, writ, injunction, decree, award, rule or regulation which materially and adversely affects or in the future may materially and adversely affect its business, operations, prospects, properties or assets or condition, financial or otherwise, or its ability to perform its obligations under this Mortgage or any other document required to be delivered in connection herewith or any agreement to which it is a party or by which it is bound.

          (e) No consent, waiver or authorization of or filing with any person is required to be obtained or made by it in connection with the execution, delivery and performance of this Mortgage or any other document required to be delivered in connection herewith. Neither the execution nor the delivery of this Mortgage or such documents nor the consummation of the transactions herein and therein contemplated nor compliance with the terms, conditions and provisions hereof and thereof will conflict with or result in a breach of or constitute an Event of Default under any of the terms, conditions or provisions of its charter documents or bylaws or of any agreement or instrument to which it is a party or by which it is bound or result in the creation or imposition of any mortgage lien, charge or encumbrance of any nature whatsoever upon its undertaking, property or assets.
          (f) No representation or warranty made by Mortgagor in this Mortgage or any other document furnished to the Mortgagee from time to time in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein in light of the circumstances under which they are made not misleading. Except as previously disclosed in writing to the Mortgagee, there is no fact known to Mortgagor on the date of this Mortgage which materially adversely affects or which has any reasonable likelihood of materially adversely affecting the ability of Mortgagor to carry on its obligations as presently conducted or to perform its obligations under this Mortgage or any documents required to be delivered by it hereunder.
     27. In this Mortgage, an Event of Default means:
          (a) If Mortgagor fails to pay when due after any applicable grace period any amount of principal or interest due hereunder or under the Note.
          (b) If Mortgagor fails to pay when due after any applicable grace period any other amount payable under the Note or Mortgage.
          (c) If any Event of Default occurs under the Note or the Mortgage.

     28. In addition to and without limiting any other rights or remedies of the Mortgagee under the Note and the Mortgage, the Mortgagee may, from time to time, when an Event of Default has occurred or an event has occurred and is continued which after notice or lapse of time or both would become an Event of Default, refuse to grant any further advances or accommodation to Mortgagor under the indebtedness. Any Event of Default under this Mortgage shall constitute an Event of Default under the Note and this Mortgage, and entitle Mortgagee to immediately enforce all rights and remedies thereunder. Upon the occurrence of any one or more Events of Default, all indebtedness of Mortgagor shall at the option of the Mortgagee immediately become due and payable without presentation, demand, protest or other notice of any kind, all of which are expressly waived; all collateral and securities shall become enforceable by the Mortgagee or its duly authorized agent; and the Mortgagee may appropriate any monies received by it from any person in or towards payment of such of the respective indebtedness and liability of Mortgagor to the Mortgagee as the Mortgagee may see fit and no Mortgagor shall have any right to require any inconsistent appropriation. The rights and remedies of the Mortgagee under this Mortgage and the Note, and in connection herewith and therewith are cumulative, may be exercised as often as the Mortgagee considers appropriate and are in addition to its rights and remedies under the general law.
     29. This Mortgage shall inure to the benefit of the Mortgagee and its successors and assigns but, except as specifically provided herein, neither this Mortgage nor the benefit hereof may be assigned by Mortgagor. The rights of the Mortgagee under or in respect of this Mortgage may be assigned by the Mortgagee from time to time in whole or in part to one or more persons with notice to Mortgagor but without the consent of, Mortgagor or any other person.
     30. All agreements, representations, warranties and covenants made by or on behalf of Mortgagor herein and in the Note, and in any transactions contemplated hereby or thereby are material, shall be considered to have been relied upon by the Mortgagee notwithstanding any investigation made at any time by or on behalf of the Mortgagee and shall survive execution and delivery of this Mortgage and the granting of accommodation hereunder and shall expire when the indebtedness and all amounts outstanding under this Mortgage have been repaid in full.
     31. Mortgagor will do, execute and deliver, or will cause to be done, executed and delivered all such further acts, documents (including certificates, declarations, affidavits, reports and opinions) and things as the Mortgagee may reasonably request for the purpose of giving effect to this Mortgage or for the purpose of establishing compliance with the representations, warranties and conditions of this Mortgage.
     32. The taking of a judgment or judgments for any other action or dealing whatsoever by the Mortgagee in respect of any security given by any person or entity to the Mortgagee shall not operate as a merger of any indebtedness or any liability of the Mortgagor to the Mortgagee or in any way suspend payment or affect or prejudice the rights, remedies and powers legal or equitable which the Mortgagee may have in connection with such indebtedness or liability or the foreclosure, surrender, cancellation or any other dealing with any security for such indebtedness or liability shall not release or affect the liability of the Mortgagor or any security held by the Mortgagee.

     33. The Mortgagor hereby affirms, warrants and represents that all of the warranties and representations made in the above described Note and this Mortgage, and in any other documents or instruments executed with respect thereto directly or indirectly, are true and correct as of the date hereto, and that Mortgagor is not aware of any Event of Default as to any of the foregoing, and that Mortgagor has no defense or right of off set with respect to any indebtedness to Mortgagee. Mortgagor jointly and severally hereby release Mortgagee from any cause of action against it existing as of the date of execution hereof.
     34. A default in the terms and conditions of any obligations of the Mortgagor or any guarantor to the Mortgagee of whatever nature or kind, including but not exclusive of this obligation, shall constitute a default in the terms and conditions of the Note. Likewise, any default in the terms and conditions of the Note shall be and constitute a default under the terms and conditions of any other obligations owed by the Mortgagor or any guarantor to the Mortgagee. Upon such default any of the Mortgagor’s checking and savings monies deposited with the Mortgagee shall be immediately and irrevocably assigned to the Mortgagee to apply to the obligations in any manner the Mortgagee deems necessary.
     35. Any notice shall be given by mailing such notice by certified mail, return receipt requested, addressed as follows:
     As to Mortgagor:
SUN HYDRAULICS CORPORATION
1500 West University Parkway
Sarasota, Florida 34243
     As to Mortgagee:
FIFTH THIRD BANK
4401 W. Kennedy Boulevard
Suite 300
Tampa, Florida 33609
or at such other address as Mortgagor or Mortgagee may have designated by notice to the other.
     36. WAIVER OF JURY TRIAL. MORTGAGEE AND MORTGAGOR HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE AND ANY AGREEMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MORTGAGEE’S ACCEPTANCE OF THIS AGREEMENT FROM MORTGAGOR.

     IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage as of the date first above written.
Signed, Sealed and Delivered
in the Presence of:

SUN HYDRAULICS CORPORATION
WITNESSES:	a Florida corporation

/s/ Lisa R. Cook	By:	/s/ Tricia Fulton

(Witness 1 — Signature)	Name:	Tricia Fulton

	Its:	Corp Finance
Lisa R. Cook

(Witness 1 — Printed Name)

/s/ Gregory C. Yadley

(Witness 2 — Signature)

Gregory C. Yadley

(Witness 2 — Printed Name)

STATE OF FLORIDA	)
COUNTY OF HILLSBOROUGH	)
     The foregoing instrument was acknowledged before me on August 11, 2005, by Tricia Fulton, as Corp. finance of SUN HYDRAULICS CORPORATION, a Florida corporation, on behalf of the corporation, ___who is personally known to me or x who has provided a driver’s license as identification (check one).

/s/ Marilyn D. Holmes

(Signature)

Marilyn D. Holmes

(Type or Print Name)

My Commission Expires:

My Commission Number is:

15